UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2015, Medivation, Inc. (“Medivation”) entered into an Asset Purchase Agreement (the “Agreement”) with BioMarin Pharmaceutical Inc. (“BioMarin”), under which Medivation will acquire from BioMarin all rights to talazoparib (formerly referred to as BMN 673), an orally-available poly ADP-ribose polymerase (“PARP”) inhibitor, and related assets including all patents, data, know-how, third party agreements, regulatory materials, and inventories.

Under the terms of the Agreement, Medivation will pay BioMarin $410 million upfront, up to an additional $160 million upon the achievement of regulatory and sales-based milestones, and mid-single digit royalties on net sales of products that contain talazoparib during the royalty term specified in the Agreement. Medivation will also assume certain liabilities related to the acquired assets to the extent they arise after the closing, including liabilities for the ongoing clinical trials of talazoparib, liabilities under certain agreements previously entered into by BioMarin and assigned to Medivation in the transaction, and certain of BioMarin’s obligations pursuant to its Stock Purchase Agreement with LEAD Therapeutics, Inc., dated February 4, 2010, as amended, the agreement under which BioMarin initially acquired BMN 673.

Furthermore, for a certain period of time after the closing of the transaction contemplated by the Agreement, neither BioMarin nor any of its affiliates will engage in or assist a third party in the clinical development or commercialization of any PARP inhibitor except in certain specified circumstances. The consummation of the transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement contains customary representations and warranties, covenants, indemnification, termination and other provisions customary for transactions of this nature.

In connection with the transaction, the parties will also enter into a Transition Services Agreement at the closing to facilitate the transition of the research and development activities relating to talazoparib from BioMarin to Medivation, including responsibility for the ongoing clinical studies.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the Agreement or the transaction contemplated thereby and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Medivation’s quarterly report on Form 10-Q for the quarter ending September 30, 2015. Medivation intends to seek confidential treatment for certain portions of the Agreement pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On August 24, 2015, Medivation and BioMarin issued a joint press release announcing the entry into the Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated August 24, 2015, entitled “Medivation to Expand Global Oncology Franchise with the Acquisition of All Worldwide Rights to Talazoparib (BMN 673), a potent PARP inhibitor, from BioMarin”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: August 23, 2015	By:	/s/ Richard A. Bierly
Richard A. Bierly
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

99.1	Press release, dated August 24, 2015, entitled “Medivation to Expand Global Oncology Franchise with the Acquisition of All Worldwide Rights to Talazoparib (BMN 673), a potent PARP inhibitor, from BioMarin”